UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 3, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 NOD ROAD AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On April 3, Magellan Health Services, Inc. (the “Company”) amended the existing employment agreement with Tina Blasi, Chief Executive Officer of National Imaging Associates, Inc. and interim President of Magellan Pharmacy Solutions, Inc., to provide to Ms. Blasi additional compensation in the event of termination of her employment by the Company without cause, or for good reason by Ms. Blasi, upon the occurrence of a change in control of the Company.  Ms. Blasi’s employment agreement currently provides, among other things, for her to receive a payment equal to 1.5 times the total of her base salary and Target bonus in the event of termination of her employment without cause by the Company, or for good reason by Ms. Blasi, within 18 months following a change in control of the Company. The amendment increases such payment in the event of termination of her employment without cause by the Company, or for good reason by Ms. Blasi, to two times the total of her base salary and Target bonus within two years following a change in control of the Company. The amendment conforms Ms. Blasi’s rights to compensation upon termination of her employment as described herein in the event of a change in control of the Company to the rights of certain other executive officers of the Company.  A copy of the amendment is filed as an exhibit to this Form 8-K.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:                                    Not applicable.

(b)  Pro forma financial information:                                         Not applicable.

(d)                                 Exhibits:

Exhibit Number	Description
10.1	Employment agreement, as amended and restated, dated April 3, 2013, between the Company and Tina Blasi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: April 8, 2013	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer